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                                                                  Exhibit 3(ii)


                                    BY LAWS
                                       OF
                             HORIZON BANCORP, INC.
                          (EFFECTIVE AUGUST 15, 1996)

ARTICLE I.                          OFFICES

     The principal office of the Corporation in the State of West Virginia shall be located in the City of Beckley, Raleigh County. The Corporation may have such other office or offices, and transact business, either within or without the State of West Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II.                       SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the fourth Tuesday in the month of April in each year, beginning with the year 1993, or at such other date as may be agreed to by the Board of Directors, at a time to be set by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of West Virginia, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at an annual meeting of the shareholders as soon thereafter as conveniently may be held.

     SECTION 2. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, president and by and at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate in a notice, or in a waiver of notice of a meeting signed by all shareholders entitled to vote at a meeting, unless otherwise prescribed by statute, any place, either within or without the State of West Virginia unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise, called, the place of meeting shall be the principal office of the Corporation in the State of West Virginia.


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     SECTION 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, president, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5. WRITTEN AGREEMENT IN LIEU OF MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders entitled to vote at a meeting of such shareholders duly called and legally held.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the




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meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     SECTION 8. QUORUM. At all meetings of the shareholders, a quorum of the shareholders shall consist of a majority of all the shares of stock entitled to vote, represented by the holders thereof in person or represented by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. ORGANIZATION. The Chairman shall call meetings of the shareholders to order and shall act as Chairman of such meeting. In the Chairman's absence, the president, or in his absence, an executive vice president (as designated by the Board of Directors, or in the absence of such a designation, the most senior executive vice president), shall carry out these duties. The shareholders present may appoint any shareholder to act as Chairman of any meeting in the absence of the president or with his consent if present.

     The secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the


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secretary at any such meeting, the presiding officer may appoint any person to act as secretary thereof and to keep a record of the proceedings.

     SECTION 10. VOTING. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for those whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates, and the Directors shall not be elected in any other manner, except as provided in ARTICLE III, SECTION 2, of the By-laws.

     Except as otherwise provided in the preceding paragraph, or in the Articles of Incorporation of the Corporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 11. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.


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     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE III.                BOARD OF DIRECTORS

     SECTION 1. POWERS, QUALIFICATIONS, NUMBER AND TERM OF OFFICE. The business and property of the Corporation shall be managed and controlled by the Board of Directors to be elected at each regular annual meeting of the Corporation. The number of Directors of the Corporation shall be not less than five (5) nor more than thirty (30). Each Director shall hold office from the time of his election until the next regular annual meeting of the shareholders of the Corporation, or until his successor is elected and qualified, or until he is removed by a vote of the shareholders. To be eligible for nomination and election at the annual meeting, no Director shall have attainted the age of seventy (70) years as of the date of the meeting. No Director need be a resident of the State of West Virginia in order to hold said Office.

     SECTION 2. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by shareholders of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the company, shall be made in writing and shall be delivered or mailed to the Chairman or president of the company, not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of Directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman or president of the company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the company owned by the notifying


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shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instruction, the vote tellers may disregard all votes cast for each nominee.

     SECTION 3. VACANCIES. Vacancies in the Board may arise either due to the loss of a Director due to death, resignation, removal or similar event or by creation of additional Directorships by the Board consistent with these bylaws. Any vacancies arising in the Board of Directors as a result of death, resignation, removal or similar event may be filled by the affirmative vote of a majority or the remaining directors though less than a quorum, and any Directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of two thirds of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     SECTION 4. REGULAR MEETING. A regular meeting of the Board of Directors shall be held without other notice than these bylaws immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place of the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman or president or not less than a majority of the existing Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 6. NOTICE. No notice shall re required of the regular meeting of the Board of Directors. Notice of any special meeting shall be given at least two (2) days previously thereto by telephone, facsimile transmission or by written notice delivered personally or mailed to each Director at his last known address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting.


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     SECTION 7. WRITTEN AGREEMENT IN LIEU OF MEETING. Whenever the vote of
Directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such Directors may be dispensed with if all of the Directors shall consent and agree in writing to such corporate action being taken, and such agreement (which shall set forth the action so taken and be signed by all of the Directors) shall have like effect and validity as though the action were duly taken by the unanimous action of all Directors at a meeting of such Directors duly called and legally held.

     SECTION 8. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 9. QUORUM. A majority of the number of Directors fixed by SECTION 1 of this ARTICLE III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time and place to place without further notice and until a quorum is present.

     SECTION 10. PRESIDING OFFICER; RECORDING OFFICER. At all meetings of the Board of Directors, the Chairman, president, executive vice president or a vice president, or in the absence of them, any Director elected by the Directors present, shall preside. The secretary or any person appointed by the Directors present, shall keep a record of the proceedings. The records shall be verified by the signature of the person acting as Chairman of the meeting.

     SECTION 11. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance of each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the



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Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

              SECTION 13. RATIFICATION BY SHAREHOLDERS. The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any general or special meeting called for the purpose of considering any contract or act; and any contract or act which shall be approved and ratified by the vote of the holders of a majority in interest of the capital stock of the Corporation that is represented in person or by proxy at such meeting, providing only that a quorum of the shareholders be either so represented in person or by proxy, shall be as valid and binding upon the Corporation and upon all the shareholders as though it had been approved and ratified by each and every shareholder of the Corporation.

              SECTION 14. GENERAL POWERS. The Board of Directors shall elect the officers hereinafter provided for in ARTICLE V, SECTION 1 of these bylaws, and in case of the absence of the Chairman, president, vice president and/or the vice president, the Board may appoint a president pro tempore who for the time shall discharge the official duties of the president, and the Board of Directors shall determine what is such absence as will justify the election of the president pro tempore.

              SECTION 15. COMMITTEES.

                      (a) APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board, may establish an Executive Committee and such other standing or special committees of the Board as it may deem advisable, each of which shall consist of two or more members of the Board of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

                      (b) AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan or merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets

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of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the bylaws of the Corporation. The authority of other committees of the Board shall be set forth in the resolutions, as amended from time to time, establishing the same.

                      (c) TENURE AND QUALIFICATIONS. Committees of the Board shall consist only of members of the Board of Directors. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified. The tenure of members of other committees of the Board shall be set forth in the resolutions, as amended from time to time, establishing the same.

                     (d) MEETINGS. Regular meetings of the committees of the Board may be held without notice at such times and places as each committee may fix from time to time by resolution. Special meetings of any committee may be called by any member thereof by notice, oral or written, stating the place, date and hour of the meeting, and, if delivered personally, or by telephone or facsimile transmission, upon not less than one day's notice or, if mailed, upon not less than five days' notice, such notice to be deemed delivered upon receipt thereof if delivered personally or by telephone, or if delivered by facsimile transmission upon transmission thereof, or if delivered by mail, when deposited in the United States Mail addressed to the member of the Committee at his business address. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

                     (e) QUORUM. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

                     (f) ACTION WITHOUT A MEETING. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Committee.


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          (g) VACANCIES. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

          (h) RESIGNATIONS AND REMOVAL. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the Chairman or President of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          (i) PROCEDURE. The Board of Directors shall appoint a presiding officer of the committee from its members and the committee may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

     SECTION 16. REMOVAL. At a meeting of shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of Directors. If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him.

ARTICLE IV.              CORPORATION ACTIONS REQUIRING
                    SUPERMAJORITY VOTE OF BOARD OF DIRECTORS

     Pursuant to Section 71, Article I, Chapter 31 of the Code of West Virginia, in addition to any affirmative vote required by law, the following corporate actions shall require the affirmative vote of 66-2/3% of the Directors of the Corporation:

          (i) a merger or consolidation of the Corporation or any subsidiary of the Corporation whether or not the Corporation or its subsidiary would be the survivor of the merger or consolidation;

          (ii) the sale of all or substantially all the assets of the Corporation;

          (iii) any decision to present matters in (i) or (ii) to the shareholders;


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          (iv) any material change in the compensation, duties or employment status of the Chairman, president or any executive vice president of the Corporation;

          (v) any increase or decrease in the number of Directors of the Corporation;

          (vi) any decision not to nominate an existing Director for reelection or to recommend removal of a Director; and

          (vii) any other material corporate action.

ARTICLE V.                          OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board of Directors, president, one or more executive vice presidents, secretary and treasurer, and there may be one or more vice presidents, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

     One person may hold more than one office, except that the president and secretary shall not be the same person. No officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law or the bylaws to be executed, acknowledged and verified or countersigned by two or more officers.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Officers of the Corporation need not be shareholders. All appointees, agents and employees, other than officers, shall hold office at the discretion of the president.

     SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any,

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of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

              SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors at a special meeting for the unexpired portion of the term.

              SECTION 5. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chairman of the Board/Chief Executive Officer, subject to the control of the Board of Directors shall have final decision authority on, and in general, supervise and control the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders, the Board of Directors and the Executive Committee. He shall be responsible for developing and implementing corporate strategies and policies. He may sign, with the secretary of any other proper officer of the Corporation authorized by the Board of Directors certificates for the shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chairman and Chief Executive Officer, and such other duties as may be prescribed by the Board of Directors from time to time.

              SECTION 6. PRESIDENT AND CHIEF OPERATING OFFICER. The president shall be the Chief Operating Officer. The President/Chief Operating Officer subject to the control of the Board of Directors and the Chairman of the Board/Chief Executive Officer, shall supervise the operating functions of the Corporation and its affiliates. He shall participate in developing and implementing corporate strategies and policies. He may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

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              SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer
of the Corporation will be subject to the control of the Chairman of the Board, president and the Board of Directors and the chief financial officer shall, in general, in addition to other matters, supervise all matters relating to financial aspects of the Corporation. He shall be a key participant in developing and implementing corporate strategies and policies. The Chief Financial Officer shall perform such other duties as may be prescribed from time to time by the Board of Directors.

              SECTION 8. EXECUTIVE VICE PRESIDENTS AND/OR VICE PRESIDENTS. The Board of Directors may appoint one or more executive vice presidents and/or vice presidents as it deems necessary. Such officers shall be subject to the control of the Chairman of the Board, President and the Board of Directors and shall perform such duties as shall from time to time be assigned to them by the Chairman of the Board, President or the Board of Directors.

              SECTION 9. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

              SECTION 10. TREASURER. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of ARTICLE VI of these bylaws;
(c) keep accurate accounts, in such form as may be approved by the Board of Directors, of all the financial transactions of the Corporation, and shall close said accounts and

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balance said books of account at least once in each year; (d) whenever required by the president, the chief financial officer, an executive vice president, vice president or by the Board of Directors, render a report of all moneys received and disbursed by the Corporation and of the financial condition of the Corporation; and (e) in general perform all of the duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respective, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the principal executive officer of the Corporation, the bylaws or by the Board of Directors.

     SECTION 12. GENERAL PROVISIONS. All books, records and files of the Corporation shall, at all times, be open to the inspection of the Chairman, president, the executive vice president and any vice president, and the Board of Directors.

     Any or all of the officers shall give such bond or bonds for the faithful discharge of their respective duties in such sum or sums as and when the Board of Directors may from time to time in its discretion require.

     Any duty authorized, provided and/or required to be performed by any officer of this Corporation may be performed by his duly authorized assistant.

     SECTION 13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI.                  CONTRACTS AND ACCOUNTS



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
     SECTION 1. RECEIPTS. The Chairman, president, executive vice president, any vice president, secretary and treasurer are each authorized to receive and receipt for all moneys due and payable to the Corporation from any source whatsoever, and to endorse for deposit checks, drafts, aid other money orders in the name of the Corporation or on its behalf, and to give full discharge and receipt therefore.

     SECTION 2. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 3. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confirmed to specific instances.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

     SECTION 5. CHECKS, DRAFTS, ETC.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE VII.
                            CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered upon the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued pursuance to SECTION 4 of this Article.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer of books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of title certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 3. DIVIDENDS. Dividends may be declared by the Board of Directors, from time to time, and paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, except that no dividend may be paid when the Corporation is insolvent or where the payment thereof would render it insolvent or when the declaration or payment thereof would be contrary to any restriction contained in the Articles of Incorporation. Dividends may be declared and paid in the Corporation's own treasury shares or out of any treasury shares that have been reacquired out of corporate surplus. Dividends may be declared and paid in the Corporation's own authorized by unissued shares out of any unreserved and unrestricted surplus, provided: (1) in the case of par value shares, such shares shall be issued at not less than par value thereof and an amount equal to the aggregate par value of the shares issued as a dividend shall be transferred to stated capital from surplus; and (2) in the case of shares without par value, such shares shall be issued at such stated value as fixed by the Board of Directors and there shall be transferred from surplus to stated capital an amount equal to the stated value fixed for such shares and the amount per share so transferred shall be disclosed to the shareholders receiving the dividends.

     SECTION 4. LOST, DESTROYED OR STOLEN CERTIFICATES. A shareholder requesting the issuance of a stock certificate of the Corporation in lieu of a lost, destroyed or stolen certificate shall promptly give notice to the Corporation of such loss, destruction or theft. Such shareholder shall file with the officers of this Corporation, first, an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief. He shall also, in the discretion of the Board of Directors, execute and deliver to the Corporation a bond with good security in a penalty of an amount deemed reasonable and necessary by the Board of Directors, which, amount may be an unlimited amount, conditioned to indemnify the Corporation and all persons whose rights may be affected by the issuance of the new certificates against any loss in consequence of the new certificate being issued.

     The Corporation will issue the new stock certificate if the above requirements are completed before the Corporation has notice that the certificate has been acquired by a bona fide purchaser.

     The Board of Directors, in its discretion, may authorize the issuance of a new certificate in lieu of the one lost, destroyed or stolen without requiring the giving of a bond.

ARTICLE III.       ACCOUNTING PERIOD

     The accounting period of the Corporation shall begin on the first (1st) day of January and end on the 31st day of December in each year.

ARTICLE IX.       CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal".

ARTICLE X.         MISCELLANEOUS

     SECTION 1. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Chairman, president, or an executive vice president shall have full power and authority on behalf of the Corporation, whether in person or by proxy, to attend and to act and to vote at any meeting of shareholders of any Corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present. The Board of Directors by resolution may, from time to time, confer like powers upon any other person or persons.

     SECTION 2. CONTRACTS WITH DIRECTORS AND OFFICERS. No contract or other transaction between a Corporation and one or more of its Directors or any other Corporation, firm, association or entity in which one or more of its Directors are Directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; and the contract or transaction is fair and reasonable to the Corporation.

     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     On any question involving the authorization, approval or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of the proceedings.

     SECTION 3. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person did not have reasonable cause to believe that this conduct was unlawful.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or penalties thereof, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a Director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action or proceeding heretofore referred to, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Corporation will indemnify an officer, Director, employee or agent of any company which is merged or consolidated with the Corporation in accordance with the terms and condition of the merged or consolidated company's bylaw or article providing for indemnification.

     Any indemnification provided for herein shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth. Such determination shall be made: (1) by the Board of Directors by a majority vote


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
of a quorum consisting of Directors who were not parties to such action or proceeding; or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

     Expenses (including attorneys' fees) incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding as authorized in the manner herein provided, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     The indemnification provided for herein shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested Directors or otherwise, both as to action in his official capacity and as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators.

     The Directors of the Corporation may, from time to time, by resolution, provide for such additional indemnification or advancement of expenses as they deem appropriate to any person, acting for or on behalf of the Corporation by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification or advancement of expenses may be authorized in such resolution or resolutions to the extent the Directors deem appropriate under the circumstances, but at no time may the Directors of the Corporation provide for additional indemnification or advancement of expenses that is contrary to the laws of the State of West Virginia. This additional indemnification and the advancement of expenses is authorized pursuant to the provisions of West Virginia Code Section 31-1-9(f), and Article X, Section 3 of these bylaws.

     SECTION 4. KEEPING BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     SECTION 5. INSPECTIONS OF BOOKS AND RECORDS. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose hereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and record of shareholders and to make extracts therefrom.

     SECTION 6. WAIVER OF NOTICE. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Directors of the Corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the West Virginia Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and attendance of the person at a meeting shall constitute a waiver of notice, unless the person attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7. TELEPHONIC ATTENDANCE AND VOTING AT MEETINGS. Notwithstanding anything herein contained to the contrary, one or more Directors or shareholders may participate in a meeting of the Board, a committee of the Board or of the shareholders by means of conference telephonic or similar electronic communication equipment by means of which all persons participating in the meeting can hear each other.

     Whenever a vote of the shareholder or Directors is required or permitted in connection with any corporate action this vote may be taken orally during this electronic conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the shareholders or Directors at a meeting of shareholders or Directors if the agreement is reduced to writing and approved by the shareholders or Directors at the next regular meeting of the shareholders or Directors after the conference.

     SECTION 8. USAGE OF TERMS. Except as otherwise specifically provided, for the purposes of these bylaws, the term majority shall mean a number greater than one-half (1/2) of the total.

     Except as otherwise specifically provided, for the purposes of these bylaws and as the context may require, the use of pronouns of the masculine gender shall be deemed to include pronouns of the feminine and neuter genders, and the use of pronouns in the feminine gender shall be deemed to include pronouns of the masculine and neuter genders.


ARTICLE XI.                        AMENDMENTS

     Except as provided below, these bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, subject to repeal or alteration by action of the shareholders.

     Any amendment, change or repeal or the adoption of any provision of
ARTICLE IV, any provision inconsistent with ARTICLE IV, or any provision circumventing the intent of ARTICLE IV of these bylaws shall require the affirmative vote of 66-2/3% of the Board of Directors at any regular or special meeting of the Board of Directors subject to repeal or alteration by action of the shareholders.



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